  Exhibit 10.1

LIBERATED SYNDICATION, INC.
Unrestricted Stock Award Agreement

Liberated Syndication, Inc. (the “Company”), under its 2018 Omnibus Equity Incentive Plan (the “Plan”), hereby grants to you, the Holder named below, the number of shares of unrestricted common stock of Company set forth in the table below (the “Unrestricted Shares”). This Unrestricted Stock Award Agreement (the “Agreement”) consists of this cover page, the Unrestricted Stock Terms and Conditions on the following pages and the Plan. Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

Name of Holder:
Number of Unrestricted Shares Granted:	Grant Date:

By signing below, you agree to this Agreement and the Plan. You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your rights and obligations in connection with this Unrestricted Stock Award.

HOLDER:                                                                                                                               LIBERATED SYNDICATION, INC.

________________________________                                                                                 By:_______________________________
Name:______________________________                                                                          Title:______________________________

LIBERATED SYNDICATION, INC.
Unrestricted Stock Award Agreement

Unrestricted Stock Terms and Conditions

1. Award of Unrestricted Stock. The Company hereby grants to you, the Holder, as of the Grant Date, the number of shares of the Company’s common stock, par value $0.001 per share (“Shares”), subject to the terms and conditions set forth herein and in the Plan.

2. Rights of a Shareholder. As of the date of grant specified at the beginning of this Agreement, you will have all of the rights of a shareholder of the Company with respect to the Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement or the Plan.

3. Choice of Law. This Agreement will be construed in accordance with the laws of the state of Nevada, without regard to its conflicts or choice of law principles.

4. No Right to Continued Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate.

5. Binding Effect. This Agreement is binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

6. Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213, and all notices or communications by the Company to you may be mailed to you at the address provided to the Company simlutaneously with delivery of this Agreement.

7. Compliance with Applicable Legal Requirements. The Company shall not issue or deliver any Shares unless the issuance and delivery of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal tax and securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.

8. Electronic Delivery and Acceptance. The Company may deliver any documents related to this Unrestricted Stock Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Restrcited Stock Award through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock administrator (if any).

9. Other Laws; No Fractional Shares; Withholding. The Company is not obligated by virtue of any provision of this Agreement to sell or issue Shares in violation of any laws, rules or regulations. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to this Agreement or the Shares issuable hereunder for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of the Code. The Company shall not issue or deliver any fractional Shares, nor shall the Company pay any cash in lieu of fractional Shares. The Company may deduct in cash in connection with this Agreement any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. The Company shall not issue any Shares under this Agreement unless and until arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations applicable with respect to such award. Subject to such terms and conditions as the Committee may impose, the Company may retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holder to elect to tender, Shares to satisfy, in whole or in part, the amount required to be withheld.

10. Severability. In case any one or more of the provisions of this Agreement is invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby.

11. Entire Agreement. This Agreement, together with the Plan and, if applicable, any employment or consulting agreement between you and the Company, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

By signing the cover page of this Agreement or otherwise accepting this Unrestricted Stock Award in a manner approved by the Company, you agree to this Agreement.